Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-76728) of Plexus Corp. of our report dated June 14, 2005 relating to the financial statements of Plexus Corp. 401(k) Savings Plan, which appears in this Form 11-K.

VIRCHOW KRAUSE & CO. LLP

Green Bay, Wisconsin
June 27, 2005